Exhibit 99.1

China Education Alliance Announces Third Quarter 2012 Financial Results

HARBIN, China, November 15, 2012/PR NEWSWIRE-Asia/China Education Alliance, Inc. ("China Education Alliance" or the "Company", OTCQX: CEAI), a China-based education resource and services company, today announced its third quarter 2012 results. The Company will host a conference call on Monday, November 19, 2012, at 8 a.m. EST (9 p.m. Beijing time the same day).

Financial Highlights for the Third Quarter ended September 30, 2012

•	Total revenues decreased by 78.4% to $2.1 million.
•	Gross profit decreased 112.0% to $0.8 million.
•	Net loss of $6.6 million.
•	Loss per share was $0.62 per fully diluted share.

“We continued to suffer from intense competition and slower economic growth in China during the third quarter.  While we hope that GDP growth will start accelerating, boosting consumer confidence, we continue to work on improving our online offerings and expanding our training centers network.

During the third quarter we gave priority to strengthening the operations of our existing training centers, over network expansion, in order to improve profitability. While the most recent centers will take time to reach profitability, we are satisfied with the performance of most of the earlier ones and expect overall profitability to continue to build up going forward.” said Mr. Xiqun Yu, Chairman and Chief Executive Officer of China Education Alliance.

We are making good progress on the development of our new information platform for teachers and students to communicate in a more convenient and efficient way. We expect completion in early 2013. We believe that it will significantly enhance user experience and give us a competitive advantage over smaller competitors, eventually leading to higher student enrollment.”

Third Quarter 2012 Review:

Revenue decreased by $7.5 million, or 78.4% to $2.1 million for the quarter ended September 30, 2012 from $9.6 million during the same period in 2011. The decline in revenue was primarily a result of a decline in revenue across all of our business, most notably within our online education division. We believe revenue was affected by external factors including a slowdown in economic growth within the PRC, untruthful allegations about our businesses, and increased competition. These factors contributed to the continuous decline in interest of existing and new students, which resulted in decrease in student enrollments and led to the decline in revenue as compared to the period ended September 30, 2011 The Company expects to improve the performance of its online education division in the future by providing students with more competitive, up-to-date study materials and easy access The company has engaged professionals and technicians to design a new web based platform providing video based long distance teaching services which includes an online community system and online an teaching management system. Additionally, the Company is seeking to establish more onsite training centers and to optimize the operation of its existing training centers. As such, the Company predicts that revenue from training centers will recover after more training centers have been established and efforts to optimize training center operations take effect.

Revenue from the on-line education division decreased by $4.8 million, or 88.8%, to $0.6 million for the quarter ended September 30, 2012 from $5.4 million for the quarter ended September 30, 2011. Revenue from the training center division decreased by $2.7 million, or 64.8%, to $1.5 million for the quarter ended September 30, 2012 from $4.1 million for the quarter ended September 30, 2011.

Overall cost of revenue increased by $0.1 million, or 4.1%, to $2.9 million for the quarter ended September 30, 2012 from $2.8 million for the same period in 2011.

Cost of revenue for the online education division increased by $0.5 million, or 28.5% to $2.1 million for the quarter ended September 30, 2012 from $1.6 million for the same period in 2011. The slight increase was mainly attributable to the purchase of new examination papers, tutorial materials, and amortization associated with the materials. Gross profit margin for the online education division decreased to negative 237.5% for the quarter ended September 30, 2012 from positive 70.5% during the same period in 2011 due to the decrease in revenue and increase in cost of revenue.

Cost of revenue for the training center division decreased $0.3 million, or 29.2% to $0.8 million for the quarter ended September 30, 2012 from $1.2 million for the same period in 2011. The decrease was mainly attributable to the decrease in revenue. Gross profit margin for the training center division decreased to 43.2% for the quarter ended September 30, 2012 from 71.8% during the same period in 2011 as a result of the decrease in revenue and increase in salary paid to reputable teachers.

Gross loss for the third quarter of 2012 was $0.8 million compared to gross profit of $6.8 million for the third quarter 2011.

Selling expenses increased by $0.4 million, or 18.7%, to $2.6 million in the third quarter of 2012 from $2.2 million in the third quarter of 2011. Selling expenses were 126.3% of total sales in the third quarter of 2012 compared with 23.0% in the third quarter of 2011. The increase in selling expenses was a result of the increase in advertising expense, which was incurred to rebuild our public image and gain more market share.

Administrative expenses increased by $1.5 million, or 108.5% to $2.8 million for the quarter ended September 30, 2012 from $1.4 million for the quarter ended September 30, 2011. The increase was mainly due to the increase in research and development expenses related to the development of the web based platform. Total administrative expenses were about 137.1% of total revenue for the three months ended September 30, 2012, compared to 14.2% for the same period in 2011.

Interest income decreased by $16,934, or 3.6%, to $0.5 million for the quarter ended September 30, 2012 from $0.5 million for the same period in 2011. The decrease was primarily due to the exchange rate differences between the comparable periods.

Net loss for the third quarter of 2012 was $6.6 million compared to net income of $3.0 million for the third quarter of 2011. Basic and diluted loss per share was $0.62 for the third quarter of 2012 compared to income per share of $0.31 for the third quarter of 2011. The basic weighted average shares outstanding and diluted weighted average shares outstanding were 10,582,530 for the quarter ended September 30, 2012, and 10,582,503 in the same period of 2011.

Financial Position

As of September 30, 2012, the Company had cash and cash equivalents of $66.0 million and working capital of $65.5 million. The Company had a net cash used in operating activities of $6.6 million.

As of September 30, 2012, the Company had no long-term debt.

Conference Call

China Education Alliance will host a conference call and live webcast at 8 a.m. Eastern Standard Time (EST) on November 19, 2012 (9 p.m. in Harbin/Beijing on the same day).

The dial-in details for the live conference call are as follows:

- Participant Dial In (Toll Free USA): 1-866-519-4004

- International Dial In: +65-6723-9381

- China Toll Free:  800-819-0121

- Hong Kong Toll Free: 8009-30346

Conference Password: CEU

A live webcast of the conference call will be available in the investor relations section of the Company's website at: http://www.chinaeducationalliance.com/index.jsp

A telephone replay of the call will be available 2 hour after the end of the conference for seven days.

The dial-in details for the replay are as follows:

- US Toll Free:  1-855-452-5696

- International Toll:  +61-2-8199-0299

Passcode Number: 71487328

About China Education Alliance, Inc.

China Education Alliance, Inc. (http://www.chinaeducationalliance.com) is a leading educational services company offering high-quality instructors and online education materials for students between the ages of 6 to 18 and adults (university students and professionals) aged 18 and over. Divided into two segments, students and graduate professionals, our business model delivers the skills and knowledge necessary to excel in a rapidly growing and highly competitive China. The Company provides students in the first segment with online education materials sourced from top tier schools and famous instructors for download, as well as online training and tutoring services. With teaching centers located across China, the Company also offers hands on training and tutoring to aid Chinese students pass the two most important tests they will face in their educational careers: the senior high school entrance and college entrance exams. In the second segment for graduates and professionals, China Education Alliance provides vocational training courses in subjects including IT, administration, multimedia, as well as several professional training programs.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth, the Company's planned expansion in 2009 and predictions and guidance relating to the Company's future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs and are not a guarantee of future performance but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the education industry, pricing and demand trends for the Company's products, changes to government regulations, risk associated with operation of the Company's new facilities, risk associated with large scale implementation of the company's business plan, the ability to attract new customers, ability to increase its product's applications, cost of raw materials, downturns in the Chinese economy, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release, readers are cautioned not to place undue reliance on any of them and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

For more information, please contact:

China Education Alliance, Inc.

Ms. Cloris Li

Chief Financial Officer

Email: cloris@edu-chn.com

Christensen

Mr. Christian Arnell

Telephone:  +86 10 5826 4939

Email: carnell@christensenir.com

China Education Alliance, Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations and Comprehensive Income (unaudited)

	For the three months ended		Nine months ended
In US dollars	September 30, 2012	September 30, 2011 (Restated)	September 30, 2012	September 30, 2011 (Restated)
Revenue
Online education revenue	$608,080	$5,411,113	$3,919,487	$14,664,458
Training center revenue	1,458,946	4,147,880	6,028,033	11,618,155
Total revenue	2,067,026	9,558,993	9,947,520	26,282,613

Cost of revenue
Online education costs	2,052,518	1,596,687	5,487,283	4,917,617
Training center costs	828,969	1,170,677	2,407,085	2,985,553
Total cost of revenue	2,881,487	2,767,364	7,894,368	7,903,170

Gross profit (Loss)
Online education gross profit/(loss)	(1,444,438)	3,814,426	(1,567,796)	9,746,841
Training center gross profit	629,977	2,977,203	3,620,948	8,632,602
Total gross profit/(loss)	(814,461)	6,791,629	2,053,152	18,379,443

Operating expenses
Selling expenses	2,610,144	2,199,186	4,888,530	7,743,090
Administrative expenses	2,833,040	1,358,716	5,225,653	5,046,511
Depreciation and amortization	735,966	475,871	2,395,556	1,198,840
Total operating expenses	6,179,150	4,033,773	12,509,739	13,988,441

(Loss) Income from operations	(6,993,611)	2,757,856	(10,456,587)	4,391,002

Other income (Expense)
Other Income/(Expense), net	500	(92,088)	(4,189)	(162,108)
Loss on disposal of property and equipment	(83,309)	(5,909)	(99,127)	(647,352)
Impairement loss on intangible assets	-	-	(1,446,003)	-
Interest income	453,472	470,406	1,416,117	1,377,098
Total other income/(Expense), net	370,663	372,409	(133,202)	567,638

Net (loss) income before income tax	(6,622,948)	3,130,265	(10,589,789)	4,958,640
Income taxes (credit):
Current	-	(54,576)	(32)	175,429
Deffered	-	(77,883)	(318,997)	14,042

Net (loss) income	(6,622,948)	2,997,806	(10,908,818)	5,148,111
Net (loss) income attributable to the noncontrolling interests	(50,263)	(269,061)	(242,239)	(96,529)
Net (loss) income - attributable to CEAI and subsidiaries	$(6,572,685)	$3,266,867	$(10,666,579)	$5,244,640

Basic (loss) income per share	$(0.62)	$0.31	$(1.01)	$0.50
Diluted (loss) income per share	$(0.62)	$0.31	$(1.01)	$0.50

Basic Weighted Average Shares Outstanding	10,582,530	10,582,503	10,582,530	10,568,979
Diluted Weighted Average Shares Outstanding	10,582,530	10,582,503	10,582,530	10,568,979

The components of other comprehensive income
Net (loss) income	$(6,572,685)	$3,266,867	$(10,666,579)	$5,244,640
Foreign currency translation adjustment	71,828	1,316,145	805,384	2,875,318

Comprehensive (loss) income	$(6,500,857)	$4,583,012	$(9,861,195)	$8,119,958

China Education Alliance, Inc. and Subsidiaries
Consolidate Balance Sheets (unaudited)

	For the three months ended
In US dollars	September 30, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$65,961,746	$73,597,159
Accounts receivable	111,568	-
Other receivables	801,644	652,526
Prepaid expenses and other current assets	845,057	1,305,496
Total current assets	67,720,015	75,555,181

Non-current assets
Note receivable	7,912,644	7,869,678
Property and equipment	12,470,275	14,203,136
Intangibles and capitalized software	9,616,277	12,420,620
Deferred tax assets	-	316,737
Total non-current assets	29,999,196	34,810,171

Total assets	$97,719,211	$110,365,352

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued expenses	$380,243	$1,430,499
Deferred revenue	1,462,446	2,277,620
Income tax and other taxes payable	123,393	532,254
Due to a stockholder	232,106	131,650
Total current liabilities	2,198,188	4,372,023

Stockholder's Equity
Common stock ($0.001 par value, 150,000,000 shares authorized, 10,582,530 and 10,582,530 issued as of September 30, 2012 and December 31, 2011, respectively; 137,512 and 137,512 shares held in treasury, as of September 30, 2012 and December 31, 2011, respectively)	10,583	10,583
Additional paid-in capital	40,940,620	40,936,106
Statutory reserve	3,792,161	3,792,161
Retained earnings	39,582,461	50,249,040
Accumulated other comprehensive income	10,072,969	9,267,585
Less: Treasury stock	(977,072)	(977,072)
Stockholder's equity - CEAI and subsidiaries	93,421,722	103,278,403
Noncontrolling interests in subsidiaries	2,099,301	2,714,926
Total stockholder's equity	95,521,023	105,993,329

Total liabilities and stockholder's equity	$97,719,211	$110,365,352

China Education Alliance, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows (unauditied)

	Nine Months Ended
In US dollars	September 30, 2012	September 30, 2011
Cash flows from operating activities:
Net (loss) income	$(10,908,818)	$5,148,111
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization - operating expenses	2,395,556	1,198,840
Depreciation and amortization - cost of revenue	2,131,445	-
Loan to Nanchang Institute of Technology	-	-
Loss on disposal of fixed assets	99,127	641,444
Bad debt written off on other recievables	18,953	-
Impairment loss on intangible assets	1,446,003	-
Stock based compensation	4,514	1,161,211
Net change in assets and liabilities
Accounts receivable	(111,754)	(155,739)
Prepaid expenses and other receivables	303,523	948,608
Deferred tax assets	318,996	(347,801)
Accounts payable and accrued expenses	(1,058,601)	198,362
Income tax and other taxes payable	(408,861)	(519,030)
Deferred revenue	(828,987)	(281,873)
Net cash provided by operating activities	(6,598,904)	7,992,133

Cash flows from investing activities
Purchases of property and equipment	(1,421,353)	-
Proceeds from disposal of fixed assets	20,466	1,765,322
Cash used for acquisitions	-	(7,860,157)
Net cash used in investing activities	(1,400,887)	(6,094,835)

Cash flows from financing activities:
Advance from stockholder	99,903	-
Dividend paid to noncontrolling shareholders	(158,514)	-
Net cash provided by financing activities	(58,611)	-

Effect of exchange rate changes on cash	422,989	735,434
Net increase (decrease) in cash and cash equivalents	(7,635,413)	2,632,732
Cash and cash equivalents, beginning of period	73,597,159	71,105,415
Cash and cash equivalents, at end of period	$65,961,746	$73,738,147

SUPPLEMENTAL DISCLOSURES:
Income taxes	$92,832	$613,842